                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings


Basic

                                                      Year Ended September 30,
                                           --------------------------------------------
                                             2001              2000             1999
                                           ---------         --------        ----------
Weighted average outstanding shares          903,849          908,020           903,460
Net income (loss)                          $(422,093)        $961,492        $1,299,999
Net income (loss) per common share         $    (.47)        $   1.06        $     1.44



Diluted

                                                      Year Ended September 30,
                                           --------------------------------------------
                                             2001              2000             1999
                                           ---------         --------        ----------
Weighted average outstanding shares          907,765          908,020           903,460
Net income (loss)                          $(422,093)        $961,492        $1,299,999

Net income (loss) per common share         $     .46         $   1.06        $     1.44